[Preferred Life Insurance Company of New York Logo]
                        152 West 57th Street, 18th Floor
                            New York, New York 10019

This is a legal Contract between the Contract Owner (referred to in this Contract as you and your) and Preferred Life Insurance Company of New York (Preferred Life) (herein referred to as we, us and our). We will make Annuity Payments as set forth in this Contract beginning on the Income Date.

This Contract is issued in consideration of the attached application and payment of the initial Purchase Payment.

                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE AGENT WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. THE RETURNED CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND THE CONTRACT VALUE, LESS ANY BONUS AMOUNTS CREDITED, AS OF THE DATE OF WITHDRAWAL. THIS MAY BE MORE OR LESS THAN THE PURCHASE PAYMENTS. WE HAVE THE RIGHT TO ALLOCATE PAYMENTS TO THE MONEY MARKET FUND UNTIL THE EXPIRATION OF THE RIGHT TO EXAMINE PERIOD. IF WE SO ALLOCATE PAYMENTS, WE WILL REFUND THE GREATER OF THE PURCHASE PAYMENTS, LESS ANY WITHDRAWALS, OR THE CONTRACT VALUE, LESS ANY BONUS AMOUNTS CREDITED.

This is a Variable Annuity Contract with Annuity Payments and Contract Values increasing or decreasing depending on the experience of the Variable Account which is set forth in the Contract Schedule.

Signed by the Company:

             /s/ Suzanne O Pepin                 /s/ Edward J. Bonach
             Vice President and Secretary              President

                           INDIVIDUAL FLEXIBLE PAYMENT VARIABLE ANNUITY
                                             NONPARTICIPATING

         Annuity payments will not decrease as long as the investment return of the variable account assets equals or exceeds 6.9% (assuming a 5% Assumed Investment Return) on an annual basis. Variable Account expenses consist of a mortality and expense risk charge, an administrative charge, a distribution expense charge, a contract maintenance charge, and transfer fees. These are shown on the Contract Schedule Page. The variable provisions can be found on pages 8, 9, and 16 of this Contract.

                                TABLE OF CONTENTS

RIGHT TO EXAMINE...............................................................1
CONTRACT SCHEDULE............................................................i-v
DEFINITIONS....................................................................5
PURCHASE PAYMENTS..............................................................7
         PURCHASE PAYMENTS.....................................................7
         CHANGE IN PURCHASE PAYMENTS...........................................7
         NO DEFAULT............................................................7
 .........BONUS.................................................................7
         ALLOCATION OF PURCHASE PAYMENTS.......................................7
VARIABLE ACCOUNT...............................................................8
         THE VARIABLE ACCOUNT..................................................8
         VALUATION OF ASSETS...................................................8
         ACCUMULATION UNITS....................................................8
         ACCUMULATION UNIT VALUE...............................................8
         NET INVESTMENT FACTOR.................................................8
         MORTALITY AND EXPENSE RISK CHARGE.....................................9
         ADMINISTRATIVE CHARGE.................................................9
         DISTRIBUTION EXPENSE CHARGE...........................................9
         MORTALITY AND EXPENSE GUARANTEE.......................................9
FIXED ACCOUNT PROVISIONS.......................................................9
         FIXED ACCOUNT.........................................................9
         FIXED ACCOUNT VALUE................................................ ..9
         INTEREST TO BE CREDITED..............................................10
CONTRACT VALUE................................................................10
CONTRACT MAINTENANCE CHARGE...................................................10
TRANSFERS.....................................................................10
WITHDRAWAL PROVISIONS.........................................................11
         WITHDRAWALS..........................................................11
         WITHDRAWAL CHARGE....................................................11
PROCEEDS PAYABLE ON DEATH.....................................................12
         DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD...............12
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD..................12
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD.................12
         DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD....................13
         DEATH OF ANNUITANT...................................................13
         PAYMENT OF DEATH BENEFIT.............................................13
         BENEFICIARY..........................................................13
         CHANGE OF BENEFICIARY................................................14
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION..................................14
CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS..............................14
        CONTRACT OWNER........................................................14
        JOINT OWNER...........................................................14
        ANNUITANT.............................................................15
        ASSIGNMENT OF A CONTRACT..............................................15
ANNUITY PROVISIONS............................................................15
         GENERAL..............................................................15
         FIXED ANNUITY........................................................15
VARIABLE ANNUITY..............................................................16
INCOME DATE...................................................................16
SELECTION OF AN ANNUITY OPTION................................................17
ANNUITY OPTIONS...............................................................17
               OPTION 1 - LIFE ANNUITY........................................17
               OPTION 2 - LIFE ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10,
                          15, OR 20 YEARS GUARANTEED..........................17
               OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY.....................17
               OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH MONTHLY
                          PAYMENTS OVER 5, 10, 15 OR 20 YEARS GUARANTEED......17
               OPTION 5 - REFUND LIFE ANNUITY.................................18
               OPTION 6 - SPECIFIED PERIOD CERTAIN ANNUITY....................18
GENERAL PROVISIONS............................................................18
         THE CONTRACT.........................................................18
         NON-PARTICIPATING IN SURPLUS.........................................18
         INCONTESTABILITY.....................................................18
         MISSTATEMENT OF AGE OR SEX...........................................18
         CONTRACT SETTLEMENT..................................................18
         REPORTS..............................................................19
         TAXES................................................................19
         EVIDENCE OF SURVIVAL.................................................19
         PROTECTION OF PROCEEDS...............................................19
         MODIFICATION OF CONTRACT.............................................19
 .........TABLES............................................................20-23





                                CONTRACT SCHEDULE

CONTRACT OWNER:  [John Doe]                 CONTRACT NUMBER:   [GA687456]

JOINT OWNER:  [Jane Doe]                    ISSUE DATE:  [04/15/01]

ANNUITANT:  [John Doe]                      INCOME DATE:  [04/15/16]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$35,000]

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT: [$100 if you have selected the Automatic
                                    Investment Plan]

                  MAXIMUM TOTAL
                  PURCHASE PAYMENTS:[$1 million; higher amounts may be
                                    accepted with our prior approval]

         ALLOCATION GUIDELINES:
                  1. Currently, you can select up to [10] of the Investment Options.

                  2. If allocations are made in percentages, whole numbers must be used.

                  3. If the initial Purchase Payment and the forms required to issue a Contract are in good order, the initial Purchase Payment will be credited to your Contract within two (2) business days after receipt at the Service Center. Additional Purchase Payments will be credited to your Contract as of the Valuation Period when they are received in good order.


 [INVESTMENT OPTIONS]:

         VARIABLE ACCOUNT: [Preferred Life Variable Account C]

SUB-ACCOUNTS:

[AIM V.I. CAPITAL APPRECIATION]
[AIM V.I. INTERNATIONAL EQUITY]
[AIM V.I. VALUE]
[ALGER AMERICAN MIDCAP GROWTH]
[AZOA VIP DIVERSIFIED ASSETS]
[AZOA VIP FIXED INCOME]
[AZOA VIP GLOBAL OPPORTUNITIES]
[AZOA VIP GROWTH]
[AZOA VIP MONEY MARKET]
[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN S&P 500 INDEX]
[FRANKLIN SMALL CAP]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN VALUE SECURITIES]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET GROWTH & INCOME/VA]
[PIMCO VIT HIGH YIELD BOND]
[PIMCO VIT STOCKSPLUS GROWTH AND INCOME]
[PIMCO VIT TOTAL RETURN BOND]
[SELIGMAN GLOBAL TECHNOLOGY]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[TEMPLETON INTERNATIONAL SECURITIES]
[USAZ AMERICAN GROWTH]
[USAZ GROWTH]
[USAZ ALLIANCE CAPITAL GROWTH AND INCOME]
[USAZ ALLIANCE CAPITAL LARGE CAP GROWTH]
[USAZ ALLIANCE CAPITAL TECHNOLOGY]
[USAZ PIMCO GROWTH AND INCOME]
[USAZ PIMCO RENAISSANCE]
[USAZ PIMCO VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[VAN KAMPEN LIT EMERGING GROWTH]

GENERAL ACCOUNT:

PREFERRED LIFE FIXED ACCOUNT (is part of the General Account)

BONUS RATE: During the Accumulation Period, each Purchase Payment received, will be credited with the following bonus rate based on the Contract Owner's attained Age, on the date the Purchase Payment is allocated to the Contract:

1.       6% :  Contract Owner's attained Age is less than or equal to Age 70.

2.       5% :  Contract Owner's attained Age is 71 - 75.

3.       4%:   Contract Owner's attained Age is 76 - 80.

4.       0%:   Contract Owner's attained Age is 81+.



MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the mortality and expense risk charge is equal on an annual basis to [2.10%] of the average daily net assets of the Variable Account. During the Annuity Period, the mortality and expense risk charge is equal on an annual basis to [1.90%] of the average daily net assets of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE:   [None]

DISTRIBUTION EXPENSE CHARGE:  [None]

PREMIUM TAX:  [None]

CONTRACT MAINTENANCE CHARGE:  The contract maintenance charge is currently
                              [$30.00] each Contract Year.

During the Accumulation Period, the contract maintenance charge will be deducted from the Contract Value on the Contract Anniversary while this Contract is in force. If a full withdrawal is made on other than a Contract Anniversary and your Contract Value for the Valuation Period during which the full withdrawal is made is less than [$100,000], the full contract maintenance charge will be deducted at the time of the full withdrawal. The contract maintenance charge will be deducted from the Investment Options in the same proportion that the amount of the Contract Value in each Investment Option bears to the total Contract Value.

During the Annuity Period, the contract maintenance charge will be collected pro rata from each Annuity Payment.

If the total Contract Value on a Contract Anniversary is at least [$100,000], we will not assess the contract maintenance charge. In the event you own more than one Contract of this type, we will determine the total Contract Value for all of the Contracts. If the Contract Owner is not a natural person, we will look to the Annuitant in determining the foregoing.

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: You are allowed no fewer than 12 free transfers each Contract Year. In no instance will this be fewer than 12. This applies to transfers prior to and after the Income Date.

         TRANSFER FEE: For each transfer in excess of the Free Transfers Permitted, the transfer fee is [$25]. Transfers made at the end of the Right to Examine period by us and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the transfer fee.

         MINIMUM AMOUNT TO BE TRANSFERRED:   None.


WITHDRAWALS:

         WITHDRAWAL CHARGE: During the Accumulation Period, a withdrawal charge is assessed against Purchase Payments withdrawn. The withdrawal charge is calculated at the time of each withdrawal. For partial withdrawals, the withdrawal charge is deducted from the remaining Purchase Payments and is deducted from the Investment Options in the same proportion that the amount of withdrawal from the Investment Options bears to the total Contract Value. The withdrawal charge is based upon the length of the time from receipt of the Purchase Payment. Withdrawals are deemed to have come from the oldest Purchase Payments first. Each Purchase Payment is tracked as to its date of receipt and the withdrawal charges are determined in accordance with the following:


               WITHDRAWAL CHARGE - DURING THE ACCUMULATION PERIOD:
                                      (as a percentage of Purchase Payments)

                                    Number of Complete Contract
                                    Years since Issue Date     Withdrawal Charge
                                    ----------------------    ------------------
                                        0                              8.5%
                                        1                              8.5%
                                        2                              8.5%
                                        3                              8.0%
                                        4                              7.0%
                                        5                              6.0%
                                        6                              5.0%
                                        7                              4.0%
                                        8                              3.0%
                                       9 or more                         0%

         PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can withdraw Purchase Payments without incurring a withdrawal charge. The amount not subject to the withdrawal charge is 10% of the Purchase Payments, less any previous withdrawals taken during that Contract Year. The withdrawal amount that is not subject to a withdrawal charge cannot exceed the Contract Value.

         Upon a full withdrawal, the partial withdrawal privilege is processed first and withdrawal charges are assessed against remaining Purchase Payments.

         If your Contract Value is [$25,000] or more, you can elect the Systematic Withdrawal Option. Systematic Withdrawals are available on a monthly or quarterly basis. The total of all partial withdrawals including Systematic Withdrawals in a Contract Year which can be made without incurring a withdrawal charge is limited to 10% of the Purchase Payments determined on the last Valuation Date prior to the receipt of the Systematic Withdrawal Option request. There is no limit to the amount or percentage of the Systematic Withdrawals if your Purchase Payments are no longer subject to a withdrawal charge. If you have elected the Systematic Withdrawal Option, any withdrawals above the 10% free amount will be subject to any applicable withdrawal charge. Systematic Withdrawals cannot be used upon annuitization. We reserve the right to modify the eligibility rules at any time, without notice.

         If you have a Qualified Contract and your Contract Value is [$25,000] or more, you can elect the Minimum Distribution Program with respect to your Contract. Withdrawals will be made on a monthly or quarterly basis and will not be subject to a withdrawal charge. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on Qualified Contracts. Withdrawals from your Qualified Contract pursuant to the Minimum Distribution Program are in lieu of the Partial Withdrawal Privilege described above. If you have elected the Minimum Distribution Program, any additional withdrawals above the 10% free amount will be subject to any applicable withdrawal charge.

         MINIMUM PARTIAL WITHDRAWAL:  None.

ASSUMED INVESTMENT RETURN ("AIR"):  [5%]

FIXED ACCOUNT INITIAL RATE:  [X%]
We guarantee this rate for one year from the Issue Date. The Company guarantees that the interest to be credited to the Fixed Account will not be less than 3%.


RIDERS:

         [Traditional Death Benefit Endorsement]
         [Enhanced Death Benefit Endorsement]
         [Unisex Endorsement]
         [Pension Plan Death Benefit Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]
         [403 (b) Endorsement]
         [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]

SERVICE OFFICE:     [USAllianz] Service Center
                             [300 Berwyn Park
                             Berwyn, PA
                             800-624-0197]




                                   DEFINITIONS



ACCUMULATION PERIOD: The period prior to the Income Date during which you can make Purchase Payments.

ACCUMULATION UNIT: An accounting unit of measure used to calculate the Contract Value prior to the Income Date.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable Premium Tax. This amount is used to determine the death benefit during the Accumulation Period or the initial Annuity Payment.

AGE:  Age last birthday unless otherwise specified.

ANNUITANT: The natural person upon whose continuation of life any Annuity Payment involving life contingencies depends. You may change the Annuitant at any time prior to the Income Date unless the Contract Owner is a non-individual. On or after the Income Date, any reference to Annuitant shall also include any Joint Annuitant.

ANNUITY OPTION: An arrangement under which Annuity Payments are made under this Contract.

ANNUITY PAYMENTS: The series of payments made to you or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option you have selected during the Annuity Period.

ANNUITY UNIT: An accounting unit of measure used to calculate Annuity Payments after the Income Date.

ASSUMED INVESTMENT RETURN ("AIR"): The investment return upon which the Variable Annuity Payments in the Contract are based.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Service Center.

BENEFICIARY: The person(s) or entity(ies) who will receive any death benefit payable under this Contract.

COMPANY:  Preferred Life Insurance Company of New York.

CONTRACT ANNIVERSARY:  An anniversary of the Issue Date of this Contract.

CONTRACT OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Contract. If Joint Owners are named, all references to Contract Owner shall mean the Joint Owners.

CONTRACT VALUE: The dollar value as of any Valuation Date including any bonus amounts, accumulated under this Contract.

CONTRACT YEAR: Any period of twelve (12) months commencing with the Issue Date and each Contract Anniversary thereafter.

FIXED ACCOUNT: An Investment Option within the General Account which may be selected.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

INCOME DATE:  The date on which Annuity Payments are to begin.

INVESTMENT OPTION(S): Those investments available under the Contract. Current Investment Options are shown on the Contract Schedule.

ISSUE DATE: The date shown on the Contract Schedule on which the first Contract Year begins.

JOINT OWNER: If there is more than one Contract Owner, each Contract Owner shall be a Joint Owner of the Contract. There can only be 2 Joint Owners. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us.

NET ASSET VALUE: The value per share of the underlying fund, less any investment management and portfolio administration fees and expenses of the underlying fund, held by the Sub-Account, as of the close of trading on a Valuation Date.

PREMIUM TAX: Any premium taxes owed to any governmental entity and assessed against Purchase Payments, Contract Value, or Annuity Payments.

PURCHASE PAYMENT:  A payment made toward this Contract.

SERVICE CENTER: The office indicated on the Contract Schedule of this Contract to which notices, requests and Purchase Payments must be sent.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts. The current Sub-Accounts available on the Issue Date are shown on the Contract Schedule.

VALUATION DATE: The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD: The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account maintained by us in which a portion of our assets has been allocated for this and certain other contracts. It has been designated on the Contract Schedule.

                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: Purchase Payments are payable according to the frequency and in the amount selected by you. The initial Purchase Payment is due on the Issue Date. The minimum subsequent Purchase Payment and the maximum total Purchase Payments allowed are shown on the Contract Schedule.

CHANGE IN PURCHASE PAYMENTS: You may elect to increase or decrease or to change the frequency of Purchase
Payments as set forth in the Contract Schedule.

NO DEFAULT: Unless a full withdrawal is made, this Contract remains in force and will not be in default if no additional Purchase Payments are made.

BONUS: During the Accumulation Period, a bonus will be credited with each Purchase Payment made, prior to the Contract Owner's attained Age 81. The bonus will be credited on the date the Purchase Payment is allocated to the Contract. The bonus rate will be based on the Contract Owner's attained Age when the Purchase Payment is allocated as specified in the Contract Schedule. The bonus will be credited to the Contract under the following terms:

1. All bonus amounts and any gains and losses attributable to such amounts shall be treated as earnings under the Contract.

2. All gains and losses attributable to bonus amounts and the bonus are part of the Contract Value.

3. If Joint Owners are named, the age of the older Joint Owner will be used and if the Contract Owner is a non-natural person, then the age of the Annuitant will be used to determine whether a bonus is applicable.

ALLOCATION OF PURCHASE PAYMENTS AND BONUS AMOUNTS: Purchase Payments and bonus amounts are allocated to one or more of the Investment Options (including the Fixed Account) in accordance with your selection. The allocation of the initial Purchase Payment and bonus amount is made in accordance with your selection made at the Issue Date. Unless you inform us otherwise, subsequent Purchase Payments and bonus amounts are allocated in the same manner as the initial Purchase Payment. However, the Company reserves the right to allocate the initial Purchase Payment and bonus amounts to the Money Market Sub-Account, with the exception of funds allocated to the Fixed Account, until the expiration of the Right to Examine period.

During the Right to Examine period, however, bonus amounts will not be included in the refund amount. All gains and losses attributable to the bonus amounts will be included in the refund amount.

All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Sub-Accounts for allocation of Purchase Payments.

                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your Contract and those of other Contract Owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into Sub-Accounts as shown on the Contract Schedule. We may add additional Sub-Accounts to those shown. You may be permitted to transfer your Contract Value or allocate Purchase Payments to the additional Sub-Accounts. However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Sub-Account become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inappropriate, we may limit further purchase of such shares or substitute shares of another Sub-Account for shares already purchased.

VALUATION OF ASSETS: Assets of the underlying fund of each Sub-Account will be valued at their Net Asset Value on each Valuation Date.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Variable Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. We will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the transaction is processed at the Service Center. Purchase Payments, withdrawals and transfers or fees and charges from or to a Sub-Account will result in the addition of or the cancellation of Accumulation Units in a Sub-Account.

ACCUMULATION UNIT VALUE: The Accumulation Unit value for each Sub-Account was initially arbitrarily set. Subsequent Accumulation Unit values for each Sub-Account are determined by multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR: The Net Investment Factor for each Sub-Account is determined by dividing A by B and multiplying by (1 - C) where:

         A is (i) the Net Asset Value per share of the underlying fund held by the Sub-Account at the end of the current Valuation Period; plus

                  (ii) any dividend or capital gains per share declared on behalf of such underlying fund held by the Sub-Account that has an ex-dividend date within the current Valuation Period.

         B is the Net Asset Value per share of the underlying fund held by the Sub-Account for the immediately preceding Valuation Period.

         C is (i) the Valuation Period equivalent of the mortality and expense risk charge, the administrative charge and the distribution expense charge, if any, which are shown on the Contract Schedule; plus

                  (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the Sub-Account.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, we deduct a mortality and expense risk charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The mortality and expense risk charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE: Each Valuation Period, we deduct an administrative charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The administrative charge compensates us for the costs associated with the administration of this Contract and the Variable Account.

DISTRIBUTION EXPENSE CHARGE: Each Valuation Period, we deduct a distribution expense charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The distribution expense charge compensates the Company for costs associated with the distribution of Contracts.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each Annuity Payment after the first will not be affected by variations in mortality or expense experience.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT: The Contract Owner can elect to have Purchase Payments and bonus amounts allocated to the Fixed Account. During the Accumulation Period, the Contract Owner can transfer Contract Values to the Fixed Account from the Variable Account and from the Fixed Account to the Variable Account.

FIXED ACCOUNT CONTRACT VALUE: The Fixed Account Contract Value of a Contract within the Fixed Account will be determined as follows:

1.  the Purchase Payments and bonus amounts allocated to the Fixed Account; plus

2.  the Contract Value transferred to the Fixed Account; plus

3.  interest credited to the Contract Value in the Fixed Account; less

4. any prior withdrawals of the Contract Value from the Fixed Account and any applicable charges; less

5.  any Contract Value transferred from the Fixed Account; less

6. Contract maintenance charges or transfer fees or any applicable Premium Taxes deducted from the Contract Value held in the Fixed Account.

INTEREST TO BE CREDITED: The Company guarantees that the interest to be credited to the Fixed Account will not be less than the amount specified in the Contract Schedule. The Company may credit additional interest at its sole discretion. Such additional interest shall be credited at a rate which is set in advance and effective for at least one year.

                                 CONTRACT VALUE

The Contract Value for any Valuation Period is equal to the total dollar value accumulated under this Contract in all of the Sub-Accounts. The Contract Value in a Sub-Account of the Variable Account is determined by multiplying the number of Accumulation Units by the Accumulation Unit value.

                           CONTRACT MAINTENANCE CHARGE

We deduct an annual contract maintenance charge shown on the Contract Schedule. Prior to the Income Date, this will be deducted from the Contract Value. The number of Accumulation Units to be canceled from each applicable Sub-Account is in the ratio that the value of each Sub-Account bears to the total Contract Value. After the Income Date, the contract maintenance charge is deducted from the Annuity Payments.

                                    TRANSFERS

You may transfer all or a part of your interest in an Investment Option to another Investment Option. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Contract Schedule. Pre-scheduled transfer programs may be available.

 All transfers are subject to the following:

1. The deduction of any transfer fee that may be imposed as shown on the Contract Schedule. The transfer fee will be deducted from the Investment Option from which the transfer is made. If the entire amount in the Investment Option is transferred, then the transfer fee will be deducted from the amount transferred. If there are multiple source Investment Options, it will be treated as a single transfer. Any transfer fee will be deducted proportionally from the source Investment Options if less than the entire amount in the Investment Option is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3.   The minimum amount which can be transferred is shown on the Contract
     Schedule.

4. No transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

5.   Any transfer direction must clearly specify:

     a.       the amount which is to be transferred; and

     b.       the Investment Options which are to be affected.

6.   After the Income Date, transfers may not be made from a fixed Annuity
     Option to a  variable   Annuity Option.

7. After the Income Date, you can make at least one transfer from a variable Annuity Option to a fixed Annuity Option. The number of Annuity Units canceled from the variable Annuity Option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The amount transferred will purchase fixed annuity payments under the Annuity Option in effect and based on the Age and sex (where allowed) of the Annuitant at the time of the transfer.

8. Your right to make transfers is subject to modification if we determine in our sole opinion, that the exercise of the right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which we consider to be to the disadvantage of other Contract Owners. A modification could be applied to transfers to or from one or more of the Investment Options, and could include, but is not limited to:

a.    the requirement of a minimum time period between each transfer;

b. not accepting a transfer request from an agent on behalf of more than one Contract Owner; or

c. limiting the dollar amount that may be transferred between the Investment Options by a Contract Owner at any one time;

9. We reserve the right at any time and without prior notice to any party to modify the transfer provisions described above. However, if we do modify these provisions, we guarantee that they will not be any more restrictive than the above.

If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Service Center.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS: During the Accumulation Period, you may, upon Authorized Request, make a full or partial withdrawal of the Contract Value. Withdrawals will result in the cancellation of Accumulation Units from each Sub-Account in the ratio that the value of each Sub-Account bears to the total Contract Value. You must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

The minimum partial withdrawal amount is shown on the Contract Schedule.

WITHDRAWAL CHARGE: Upon a full or partial withdrawal of this Contract, a Withdrawal Charge as set forth on the Contract Schedule may be assessed. Under certain circumstances, as set forth in the Contract Schedule, we allow withdrawals without the Withdrawal Charge.

                            PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Contract Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Contract Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the Contract is owned by a non-individual, the death benefit will be paid upon the death of an Annuitant.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be the Adjusted Contract Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

If the Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted to equal the death benefit.

Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: If the Owner has not previously designated a death benefit option, a Beneficiary must request that the death benefit be paid under one of the death benefit options below.

         Option A - lump sum payment of the death benefit. The contract maintenance charge will not be deducted at the time of a full withdrawal if the distribution is due to death; or

         Option B - the payment of the entire death benefit within 5 years of the date of the death of the Contract Owner or any Joint Owner. The full contract maintenance charge is assessed each Beneficiary on each Contract Anniversary; or

         Option C - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Owner. The full contract maintenance charge is assessed to each Beneficiary.

Any portion of the death benefit not applied under Option C within one year of the date of the Contract Owner's death, must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the valid election, including any required governmental forms, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period after the day on which such lump sum first became payable to the Company.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD: If you, or any Joint Owner, dies during the Annuity Period, and you are not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner's death. Upon your death during the Annuity Period, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant, (or death of both Joint Annuitants), who is not the Contract Owner, during the Accumulation Period, you will become the Annuitant, unless you designate another Annuitant within 30 days of the death of the Annuitant. If the Contract Owner is a non-individual, the death of an Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death and payment election and any required governmental forms before any death benefit is paid. Due proof of death will be:

         1.       a certified death certificate; or

         2. a certified decree of a court of competent jurisdiction as to the finding of death; or

         3.       any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at your death.

Unless you provide otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

         1. to the primary Beneficiary(ies) who survive you and/or the Annuitant's death, as applicable; or if there are none,

         2. to the contingent Beneficiary(ies) who survive you and/or the Annuitant's death, as applicable;
                  or if there are none,

         3.       to your estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), you may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. If the Authorized Request reaches our Service Center after the Contract Owner dies, but before any payment is made, the change will be valid. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

         1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

         2.       trading on the New York Stock Exchange is restricted;

         3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

         4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

The Company reserves the right to postpone payments from the Fixed Account for a period of up to six months.

                CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CONTRACT OWNER: As the Contract Owner you have all the interests and rights under this Contract. The Contract Owner is the person designated as such on the Issue Date, unless changed.

You may change Owners of the Contract at any time by Authorized Request. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Authorized Request is signed. We will not be liable for any payment made or action taken before the change is recorded. We will not be responsible for any tax consequences of any such change.

JOINT OWNER: A Contract may be owned by Joint Owners (maximum of two). Upon the death of either Joint Owner, the surviving Joint Owner, if any, will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you subject to our underwriting rules then in effect. The Annuitant may not be changed in a Contract which is owned by a non-individual.

ASSIGNMENT OF A CONTRACT: An Authorized Request specifying the terms of an assignment of a Contract must be provided to the Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Income Date, the amount available for Annuity Payments is based on the Adjusted Contract Value and will be applied under the Annuity Option you have selected. For Annuity Options 1 through 5, if annuitized after the 9th Contract Year, the amount available for Annuity Payments is:

o    the Adjusted Contract Value
o plus 6% of the result of the Adjusted Contract Value minus any Purchase Payment still in the withdrawal charge period.

You may elect to have the amount available for Annuity Payments applied to provide a fixed annuity, a variable annuity or a combination fixed and variable annuity. Annuity Option 6 is available with fixed annuity payments only.

If a combination is elected, you must specify what part of the amount available for Annuity Payments is to be applied to the fixed and variable Annuity Options. If you select a fixed annuity, the amount available for Annuity Payments is allocated to the General Account and the annuity is paid as a fixed annuity. If you select a variable annuity, the amount available for Annuity Payments will be allocated to the Sub-Accounts of the Variable Account in accordance with your selection, and the annuity will be paid as a variable annuity.

Unless you designate another payee, you will be the payee of the Annuity Payments. The amount available for Annuity Payments will be applied to the applicable annuity rate based upon the Annuity Option you have selected. We may offer more favorable rates than those guaranteed here at the time your first Annuity Payment is calculated. Annuity Payments will depend on the Age and, where permitted, sex of the Annuitant.

If Annuity Payments amount to less than $20, we may change the frequency of the payments. We will not allow amounts less than $5,000 to be applied under any Annuity Payment Option.

FIXED ANNUITY: You may elect to have the amount available for Annuity Payments applied to provide a fixed annuity. The dollar amount of each fixed Annuity Payment is guaranteed to be at least an amount equal to the amount available for Annuity Payments, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected. The guaranteed rates, as set forth in the tables at the end of the Contract, are based on an interest rate of 2 1/2% per year and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

VARIABLE ANNUITY: You may elect to have the amount available for Annuity Payments applied to provide a variable annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the amount available for Annuity Payments to the Sub-Accounts during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.

On the Income Date, Annuity Units will be purchased as follows:

The first Annuity Payment is equal to the amount available for Annuity Payments, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected as set forth in the table at the end of the Contract. In each Sub-Account, the number of Annuity Units is determined by dividing the amount of the initial Annuity Payment determined for each Sub-Account by the Annuity Unit value on the Income Date. Thereafter, the number of Annuity Units in each Sub-Account remains unchanged unless you elect to transfer between Sub-Accounts. All calculations will appropriately reflect the Annuity Payment frequency selected.

On each subsequent Annuity Payment date, the total Annuity Payment is the sum of the Annuity Payments for each Sub-Account. The Annuity Payment in each Sub-Account is determined by multiplying the number of Annuity Units then allocated to such Sub-Account by the Annuity Unit value for that Sub-Account.

On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

        First: The Net Investment Factor is determined as described under "Variable Account - Net Investment Factor" above.

        Second: The value of an Annuity Unit for a Valuation Period is equal to:

a.      the value of the Annuity Unit for the immediately preceding Valuation
        Period;

b.      multiplied by the Net Investment Factor for the current Valuation
        Period;

c. divided by the assumed Net Investment Factor (see below) for the Valuation Period.

The assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. The Assumed Investment Return that we will use is shown on the Contract Schedule. However, we may agree with you to use a different value.

INCOME DATE: You select an Income Date at the time of issue. The Income Date must always be the first day of a calendar month. The earliest Income Date you can select is thirteen months after the Issue Date. The latest Income Date you can select is the first day of the first calendar month following the Annuitant's 90th birthday. You may, at any time prior to the Income Date, change the Income Date by Authorized Request 30 days in advance.

SELECTION OF AN ANNUITY OPTION: You can select an Annuity Option by Authorized Request. If no Annuity Option is selected, Option 2, with 60 Monthly Payments Guaranteed, will be automatically applied. You may, at any time prior to 30 days in advance of the Income Date, by Authorized Request, select and/or change the Annuity Option.

ANNUITY OPTIONS: This Contract provides for Annuity Payments under one of the Annuity Options described below.
Any other Annuity Payment plan that is acceptable to us may be selected.

OPTION 1 - LIFE ANNUITY. We will make monthly Annuity Payments during the life of the Annuitant and ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10, 15, OR 20 YEARS GUARANTEED. We will make monthly Annuity Payments during the life of the Annuitant with a guarantee that if at the Annuitant's death there have been fewer than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue for the remainder of the guaranteed period. Alternatively, the Contract Owner may elect to receive a lump-sum payment equal to the present value of the guaranteed monthly Annuity Payments remaining, as of the date proof of the Annuitant's death is received at the Service Center, commuted at an appropriate rate as defined below. Proof of the Annuitant's death and return of the Contract are required prior to the payment of any commuted values. For a fixed Annuity Option, the commutation rate will be the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. For a variable Annuity Option, the commutation rate will be the Assumed Investment Return.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at a level of 100%, 75% or 50% of the previous level, as selected. Monthly Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH MONTHLY PAYMENTS OVER 5, 10, 15, 0R 20 YEARS GUARANTEED. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at 100% of the previous level. The Company guarantees that if at the last death of the Annuitant and the Joint Annuitant, there have been fewer than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue to be made for the remainder of the guaranteed period. Alternatively, the Contract Owner may elect to receive a lump-sum payment equal to the present value of the guaranteed monthly Annuity Payments remaining, as of the date proof of the Annuitant's and Joint Annuitant's death is received at the Service Center, commuted at an appropriate rate as defined below. Proof of death of the Annuitant and Joint Annuitant and return of the Contract are required prior to the payment of any commuted values. For a fixed Annuity Option, the commutation rate will be the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. For a variable Annuity Option, the commutation rate will be the Assumed Investment Return.

OPTION 5 - REFUND LIFE ANNUITY. We will make monthly Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death with a guarantee that after the Annuitant's death, you may receive a refund. For a Fixed Annuity the amount of the refund will be any excess of the amount available for Annuity Payments applied under this Option over the sum of all Annuity Payments made under this Option. For a Variable Annuity the amount of the refund will depend on the current Sub-Account allocation and will be the sum of Refund Amounts attributable to each Sub-Account. The Refund Amount for a given Sub-Account is calculated using the following formula:

(1) x {[(2) x (3) x (4)/(5)] - [(4) x (6)]}

where: (1) = Annuity Unit value of that given Sub-Account when claim proofs are received.
       (2) = The amount available for Annuity Payments at the time of annuitization.
       (3)  =  Allocation   percentage   in  that  given   Sub-Account
            (in  decimal  form)  when  claim  proofs are received.
       (4) = Current number of Annuity Units used in determining each Annuity Payment attributable to that given Sub-Account.
       (5) = Dollar value of first Annuity Payment.
       (6) = Number of Annuity Payments made since annuitization.

This calculation will be based upon the allocation of Annuity Units actually in-force at the time claim proofs are received at the Service Center. There will be no refund paid if the total refund determined using the above calculations is less than or equal to zero.

OPTION 6 - SPECIFIED PERIOD CERTAIN ANNUITY. Monthly fixed Annuity Payments are paid for a specified period of time. The Specified Period Certain is elected by the Contract Owner and must be specified as a whole number of years from 10 to
30. If at the time of the last death of the Annuitant and any Joint Annuitant, the Annuity Payments actually made have been for less than the Specified Period Certain, then Annuity Payments will be continued thereafter to the Contract Owner for the remainder of the Specified Period Certain. This option is available on a fixed basis only.

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, and any attached application endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATING IN SURPLUS: This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY:  We will not contest this Contract from its Issue Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the Age or sex of the Annuitant has been misstated, the amount payable will be the amount the Adjusted Contract Value or the amount available for Annuity Payments would have provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid. The annual interest rate to be used in the calculation of the adjustments for underpayments and overpayments is 5%.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash withdrawal or death benefit that may be available is not less than the minimum benefit required by any statute of the state in which the contract is delivered.

REPORTS: We will furnish you with a report showing the Contract Value at least once each calendar year. This report will be sent to your last known address.

TAXES: Any taxes paid to any governmental entity will be charged against the Contract Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Where any benefits under this Contract are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CONTRACT: This Contract may not be modified by us without your consent except as may be required by applicable law.




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                                        GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
---------------------------------------------------------------------------------------------------------------------------------
                                                         FIXED PAYOUTS
---------------------------------------------------------------------------------------------------------------------------------

Age of Annuitant                                                                OPTION 2
                                     --------------------------------------------------------------------------------------------
Nearest Birthday         Option 1        5 Years         10 Years        15 Years           20 Years             Option 5
When First Payment                       Minimum         Minimum         Minimum            Minimum
                                     --------------------------------------------------------------------------------------------

      Is Made          M       F        M       F       M       F       M       F         M         F         M           F
---------------------------------------------------------------------------------------------------------------------------------

        30           2.85     2.72    2.85     2.72    2.84    2.72    2.84    2.71     2.84       2.71      2.81       2.70
        31           2.87     2.74    2.87     2.74    2.87    2.74    2.87    2.74     2.86       2.73      2.84       2.72
        32           2.90     2.76    2.90     2.76    2.90    2.76    2.89    2.76     2.89       2.75      2.86       2.74
        33           2.93     2.78    2.93     2.78    2.92    2.78    2.92    2.78     2.91       2.78      2.89       2.76
        34           2.96     2.81    2.96     2.81    2.95    2.81    2.95    2.80     2.94       2.80      2.91       2.79
        35           2.99     2.83    2.99     2.83    2.98    2.83    2.98    2.83     2.97       2.82      2.94       2.81
        36           3.02     2.86    3.02     2.86    3.02    2.86    3.01    2.85     3.00       2.85      2.97       2.83
        37           3.05     2.88    3.05     2.88    3.05    2.88    3.04    2.88     3.03       2.88      3.00       2.86
        38           3.09     2.91    3.09     2.91    3.09    2.91    3.08    2.91     3.07       2.90      3.03       2.89
        39           3.13     2.94    3.13     2.94    3.12    2.94    3.11    2.94     3.10       2.93      3.06       2.91
        40           3.17     2.97    3.16     2.97    3.16    2.97    3.15    2.97     3.14       2.96      3.10       2.94
        41           3.21     3.01    3.21     3.01    3.20    3.00    3.19    3.00     3.17       2.99      3.13       2.97
        42           3.25     3.04    3.25     3.04    3.24    3.04    3.23    3.03     3.21       3.03      3.17       3.00
        43           3.29     3.08    3.29     3.08    3.29    3.07    3.27    3.07     3.25       3.06      3.20       3.03
        44           3.34     3.11    3.34     3.11    3.33    3.11    3.32    3.10     3.29       3.09      3.24       3.07
        45           3.39     3.15    3.39     3.15    3.38    3.15    3.36    3.14     3.34       3.13      3.28       3.10
        46           3.44     3.19    3.44     3.19    3.43    3.19    3.41    3.18     3.38       3.17      3.32       3.14
        47           3.49     3.23    3.49     3.23    3.48    3.23    3.46    3.22     3.43       3.21      3.37       3.17
        48           3.55     3.28    3.55     3.28    3.53    3.27    3.51    3.26     3.48       3.25      3.41       3.21
        49           3.61     3.33    3.60     3.32    3.59    3.32    3.57    3.31     3.53       3.29      3.46       3.25
        50           3.67     3.38    3.67     3.37    3.65    3.37    3.62    3.36     3.58       3.34      3.51       3.29
        51           3.73     3.43    3.73     3.43    3.71    3.42    3.68    3.41     3.63       3.38      3.56       3.34
        52           3.80     3.48    3.80     3.48    3.78    3.47    3.74    3.46     3.69       3.43      3.61       3.39
        53           3.87     3.54    3.87     3.54    3.84    3.53    3.80    3.51     3.74       3.48      3.67       3.43
        54           3.95     3.60    3.94     3.60    3.92    3.59    3.87    3.57     3.80       3.54      3.73       3.48
        55           4.03     3.66    4.02     3.66    3.99    3.65    3.94    3.63     3.86       3.59      3.79       3.54
        56           4.11     3.73    4.10     3.72    4.07    3.71    4.01    3.69     3.92       3.65      3.85       3.59
        57           4.20     3.80    4.19     3.79    4.15    3.78    4.09    3.75     3.99       3.71      3.92       3.65
        58           4.29     3.87    4.28     3.87    4.24    3.85    4.17    3.82     4.05       3.77      3.99       3.71
        59           4.39     3.95    4.38     3.95    4.33    3.93    4.25    3.89     4.12       3.83      4.06       3.77
        60           4.50     4.03    4.48     4.03    4.43    4.01    4.33    3.96     4.18       3.90      4.13       3.84
        61           4.61     4.12    4.59     4.12    4.53    4.09    4.42    4.04     4.25       3.96      4.21       3.91
        62           4.73     4.22    4.71     4.21    4.64    4.18    4.51    4.12     4.32       4.03      4.29       3.98
        63           4.86     4.32    4.83     4.31    4.75    4.27    4.60    4.21     4.39       4.10      4.38       4.06
        64           4.99     4.42    4.97     4.41    4.87    4.37    4.70    4.30     4.45       4.18      4.47       4.14
        65           5.14     4.54    5.11     4.52    5.00    4.48    4.80    4.39     4.52       4.25      4.56       4.22
        66           5.30     4.66    5.26     4.64    5.13    4.59    4.90    4.49     4.59       4.32      4.66       4.31
        67           5.46     4.78    5.42     4.77    5.26    4.71    5.00    4.59     4.65       4.40      4.76       4.40
        68           5.64     4.92    5.58     4.90    5.40    4.83    5.11    4.69     4.72       4.47      4.87       4.50
        69           5.83     5.07    5.76     5.05    5.55    4.96    5.21    4.80     4.78       4.55      4.99       4.60
        70           6.03     5.23    5.95     5.20    5.70    5.10    5.31    4.91     4.83       4.62      5.11       4.72
        71           6.24     5.40    6.15     5.37    5.86    5.25    5.42    5.02     4.89       4.69      5.23       4.83
        72           6.47     5.58    6.36     5.54    6.02    5.40    5.52    5.14     4.94       4.76      5.36       4.95
        73           6.71     5.78    6.58     5.73    6.19    5.56    5.62    5.25     4.99       4.83      5.49       5.08
        74           6.96     6.00    6.81     5.94    6.36    5.73    5.72    5.37     5.03       4.89      5.64       5.21
        75           7.23     6.23    7.05     6.16    6.53    5.91    5.81    5.49     5.07       4.95      5.79       5.35
        76           7.53     6.48    7.31     6.39    6.71    6.09    5.91    5.60     5.11       5.00      5.94       5.50
        77           7.84     6.75    7.59     6.64    6.89    6.28    5.99    5.71     5.14       5.05      6.11       5.66
        78           8.18     7.04    7.87     6.90    7.07    6.48    6.08    5.82     5.17       5.09      6.28       5.83
        79           8.54     7.35    8.18     7.18    7.25    6.68    6.16    5.93     5.19       5.13      6.47       6.00
        80           8.92     7.68    8.49     7.48    7.43    6.88    6.23    6.02     5.21       5.16      6.66       6.18
        81           9.34     8.05    8.83     7.80    7.61    7.09    6.29    6.11     5.23       5.19      6.86       6.37
        82           9.78     8.45    9.17     8.14    7.78    7.29    6.35    6.20     5.24       5.22      7.07       6.59
        83           10.25    8.88    9.53     8.50    7.95    7.49    6.41    6.28     5.25       5.23      7.30       6.80
        84           10.76    9.34    9.91     8.88    8.12    7.69    6.46    6.35     5.26       5.25      7.54       7.04
        85           11.30    9.85    10.29    9.29    8.27    7.89    6.50    6.41     5.27       5.26      7.79       7.28
        86           11.89   10.40    10.70    9.71    8.42    8.08    6.54    6.47     5.27       5.26      8.07       7.54
        87           12.52   11.00    11.11   10.14    8.56    8.26    6.57    6.51     5.27       5.27      8.36       7.83
        88           13.21   11.66    11.53   10.60    8.70    8.43    6.59    6.55     5.27       5.27      8.68       8.13
        89           13.95   12.36    11.97   11.06    8.83    8.59    6.61    6.58     5.27       5.27      9.02       8.45
        90           14.75   13.12    12.41   11.52    8.94    8.74    6.62    6.60     5.27       5.27      9.39       8.81
---------------------------------------------------------------------------------------------------------------------------------


               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                                  FIXED PAYOUT

                                            OPTION 3
FEMALE AGE          30       40          50        60       70        80       90
MALE AGE
             ---------------------------------------------------------------------
          30      2.61     2.71        2.77      2.81     2.83      2.84     2.84
          40      2.66     2.82        2.97      3.07     3.12      3.15     3.16
          50      2.69     2.90        3.14      3.37     3.53      3.62     3.65
          60      2.71     2.94        3.27      3.67     4.05      4.32     4.45
          70      2.71     2.96        3.33      3.87     4.59      5.32     5.78
          80      2.71     2.97        3.36      3.98     4.97      6.40     7.81
          90      2.72     2.97        3.37      4.02     5.15      7.19    10.23
             ---------------------------------------------------------------------

                                            OPTION 4
                                        5 YEARS MINIMUM
FEMALE AGE          30       40          50        60       70        80       90
MALE AGE
             ---------------------------------------------------------------------
          30      2.61     2.71        2.77      2.81     2.83      2.84     2.84
          40      2.66     2.82        2.97      3.07     3.12      3.15     3.16
          50      2.69     2.90        3.14      3.37     3.53      3.62     3.65
          60      2.71     2.94        3.27      3.67     4.05      4.31     4.44
          70      2.71     2.96        3.33      3.87     4.59      5.31     5.77
          80      2.71     2.97        3.36      3.98     4.97      6.38     7.72
          90      2.72     2.97        3.37      4.02     5.14      7.13     9.90
             ---------------------------------------------------------------------

                                            OPTION 4
                                        10 YEARS MINIMUM
FEMALE AGE          30       40          50        60       70        80       90
MALE AGE
             ---------------------------------------------------------------------
          30      2.61     2.71        2.77      2.81     2.83      2.84     2.84
          40      2.66     2.82        2.96      3.07     3.12      3.15     3.16
          50      2.69     2.90        3.14      3.37     3.53      3.61     3.64
          60      2.70     2.94        3.27      3.67     4.05      4.16     4.41
          70      2.71     2.96        3.33      3.87     4.58      5.26     5.63
          80      2.71     2.97        3.36      3.97     4.93      6.21     7.18
          90      2.72     2.97        3.37      4.00     5.08      6.77     8.42
             ---------------------------------------------------------------------

                                            OPTION 4
                                       15 YEARS MINIMUM
FEMALE AGE          30       40          50        60       70        80       90
MALE AGE
             ---------------------------------------------------------------------
          30      2.61     2.71        2.77      2.81     2.83      2.84     2.84
          40      2.66     2.82        2.96      3.07     3.12      3.15     3.15
          50      2.69     2.90        3.14      3.37     3.53      3.60     3.62
          60      2.70     2.94        3.27      3.66     4.04      4.26     4.33
          70      2.71     2.96        3.33      3.86     4.53      5.10     5.30
          80      2.71     2.97        3.35      3.94     4.82      5.77     6.20
          90      2.71     2.97        3.36      3.96     4.91      6.01     6.58
             ---------------------------------------------------------------------

                                           OPTION 4
                                       20 YEARS MINIMUM
FEMALE AGE          30       40          50        60       70        80       90
MALE AGE
             ---------------------------------------------------------------------
          30      2.61     2.71        2.77      2.81     2.83      2.84     2.84
          40      2.66     2.82        2.96      3.06     3.12      3.14     3.14
          50      2.69     2.90        3.14      3.37     3.51      3.57     3.58
          60      2.70     2.94        3.26      3.65     3.99      4.13     4.18
          70      2.71     2.96        3.32      3.83     4.41      4.77     4.83
          80      2.71     2.96        3.34      3.89     4.60      5.11     5.21
          90      2.71     2.96        3.34      3.90     4.62      5.16     5.27
             ---------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                 INITIAL MONTHLY PAYMENT PER $1,000 OF PROCEEDS
                        VARIABLE PAYOUTS BASED ON 5% AIR
----------------------------------------------------------------------------------------------------------------------
                 -----------------
AGE OF ANNUITANT                                               OPTION 2
                                  ------------------------------------------------------------------------------------
Nearest Birthday     Option 1           5 Years       10 Years        15 Years         20 Years         Option 5
When First                            Minimum         Minimum          Minimum         Minimum
                 -----------------------------------------------------------------------------------------------------
-----------------
Payment is Made   M         F        M        F      M        F      M        F       M       F        M        F
-----------------------------------------------------------------------------------------------------------------------
       30        4.46     4.36       4.46    4.36    4.46    4.35    4.45    4.35    4.45    4.35    4.44     4.35
       31        4.48     4.37       4.48    4.37    4.48    4.37    4.47    4.37    4.46    4.36    4.46     4.36
       32        4.50     4.39       4.50    4.39    4.50    4.38    4.49    4.38    4.48    4.38    4.48     4.38
       33        4.53     4.40       4.52    4.40    4.52    4.40    4.51    4.40    4.50    4.39    4.50     4.39
       34        4.55     4.42       4.55    4.42    4.54    4.42    4.54    4.42    4.53    4.41    4.52     4.41
       35        4.57     4.44       4.57    4.44    4.57    4.44    4.56    4.43    4.55    4.43    4.55     4.43
       36        4.60     4.46       4.60    4.46    4.59    4.46    4.59    4.45    4.57    4.45    4.57     4.44
       37        4.63     4.48       4.63    4.48    4.62    4.48    4.61    4.47    4.60    4.47    4.60     4.46
       38        4.66     4.50       4.66    4.50    4.65    4.50    4.64    4.49    4.62    4.49    4.62     4.48
       39        4.69     4.53       4.69    4.52    4.68    4.52    4.67    4.52    4.65    4.51    4.65     4.51
       40        4.72     4.55       4.72    4.55    4.71    4.55    4.70    4.54    4.68    4.53    4.68     4.53
       41        4.76     4.58       4.76    4.57    4.75    4.57    4.73    4.56    4.71    4.55    4.71     4.55
       42        4.80     4.60       4.79    4.60    4.78    4.60    4.77    4.59    4.74    4.58    4.74     4.58
       43        4.84     4.63       4.83    4.63    4.82    4.63    4.80    4.62    4.77    4.61    4.77     4.60
       44        4.88     4.66       4.87    4.66    4.86    4.66    4.84    4.65    4.81    4.63    4.81     4.63
       45        4.92     4.70       4.92    4.69    4.90    4.69    4.88    4.68    4.84    4.66    4.85     4.66
       46        4.97     4.73       4.96    4.73    4.95    4.72    4.92    4.71    4.88    4.69    4.89     4.69
       47        5.02     4.77       5.01    4.76    4.99    4.76    4.96    4.74    4.92    4.73    4.93     4.73
       48        5.07     4.80       5.06    4.80    5.04    4.79    5.01    4.78    4.96    4.76    4.97     4.76
       49        5.12     4.85       5.11    4.84    5.09    4.83    5.05    4.82    5.00    4.79    5.02     4.80
       50        5.18     4.89       5.17    4.88    5.14    4.87    5.10    4.86    5.04    4.83    5.06     4.83
       51        5.24     4.93       5.23    4.93    5.20    4.92    5.15    4.90    5.09    4.87    5.11     4.87
       52        5.30     4.98       5.29    4.98    5.26    4.96    5.21    4.94    5.14    4.91    5.16     4.92
       53        5.37     5.03       5.35    5.03    5.32    5.01    5.26    4.99    5.18    4.95    5.22     4.96
       54        5.44     5.09       5.42    5.08    5.38    5.07    5.32    5.04    5.23    5.00    5.28     5.01
       55        5.51     5.14       5.50    5.14    5.45    5.12    5.38    5.09    5.29    5.04    5.34     5.06
       56        5.59     5.21       5.57    5.20    5.53    5.18    5.45    5.14    5.34    5.09    5.40     5.11
       57        5.68     5.27       5.66    5.26    5.60    5.24    5.52    5.20    5.39    5.14    5.47     5.17
       58        5.77     5.34       5.74    5.33    5.68    5.30    5.59    5.26    5.45    5.19    5.55     5.23
       59        5.86     5.41       5.84    5.40    5.77    5.37    5.66    5.32    5.51    5.25    5.62     5.29
       60        5.96     5.49       5.94    5.48    5.86    5.45    5.74    5.39    5.56    5.31    5.70     5.36
       61        6.07     5.57       6.04    5.56    5.96    5.52    5.82    5.46    5.62    5.36    5.78     5.42
       62        6.19     5.66       6.16    5.65    6.06    5.61    5.90    5.53    5.68    5.42    5.87     5.50
       63        6.32     5.76       6.28    5.74    6.17    5.69    5.98    5.61    5.74    5.49    5.97     5.58
       64        6.45     5.86       6.41    5.84    6.28    5.79    6.07    5.69    5.80    5.55    6.07     5.66
       65        6.60     5.97       6.55    5.95    6.40    5.88    6.16    5.77    5.86    5.61    6.17     5.75
       66        6.75     6.09       6.70    6.06    6.52    5.99    6.25    5.86    5.91    5.68    6.28     5.84
       67        6.92     6.21       6.85    6.18    6.65    6.10    6.34    5.95    5.97    5.74    6.39     5.94
       68        7.10     6.35       7.02    6.31    6.79    6.22    6.44    6.05    6.02    5.81    6.51     6.05
       69        7.29     6.49       7.19    6.46    6.92    6.34    6.53    6.14    6.08    5.87    6.64     6.16
       70        7.49     6.65       7.38    6.61    7.07    6.47    6.62    6.25    6.13    5.94    6.77     6.27
       71        7.71     6.82       7.58    6.77    7.22    6.61    6.72    6.35    6.17    6.00    6.91     6.40
       72        7.93     7.00       7.78    6.94    7.37    6.76    6.81    6.45    6.22    6.06    7.06     6.54
       73        8.18     7.20       8.00    7.13    7.53    6.91    6.90    6.56    6.26    6.12    7.21     6.67
       74        8.44     7.42       8.23    7.33    7.69    7.07    6.99    6.67    6.30    6.17    7.38     6.82
       75        8.71     7.65       8.47    7.55    7.85    7.24    7.07    6.77    6.33    6.22    7.54     6.98
       76        9.01     7.91       8.73    7.78    8.01    7.41    7.16    6.88    6.36    6.27    7.73     7.15
       77        9.33     8.18       8.99    8.02    8.18    7.59    7.23    6.98    6.39    6.31    7.92     7.33
       78        9.67     8.47       9.28    8.28    8.35    7.78    7.31    7.07    6.42    6.35    8.11     7.51
       79        10.03    8.78       9.57    8.56    8.52    7.97    7.38    7.17    6.44    6.38    8.32     7.72
       80        10.42    9.12       9.89    8.86    8.68    8.16    7.44    7.26    6.46    6.41    8.54     7.94
       81        10.84    9.49       10.21   9.18    8.85    8.35    7.50    7.34    6.47    6.44    8.78     8.16
       82        11.29    9.89       10.55   9.51    9.01    8.54    7.56    7.42    6.48    6.46    9.03     8.40
       83        11.77    10.33      10.90   9.87    9.17    8.74    7.61    7.49    6.49    6.48    9.28     8.66
       84        12.28    10.81      11.26  10.24    9.32    8.92    7.65    7.55    6.50    6.49    9.57     8.92
       85        12.83    11.32      11.64  10.64    9.46    9.10    7.69    7.61    6.50    6.50    9.86     9.20
       86        13.42    11.88      12.02  11.05    9.60    9.28    7.72    7.66    6.51    6.50   10.16     9.50
       87        14.06    12.49      12.42  11.47    9.73    9.44    7.75    7.70    6.51    6.51   10.49     9.82
       88        14.76    13.16      12.83  11.91    9.86    9.60    7.77    7.73    6.51    6.51   10.84     10.16
       89        15.50    13.87      13.24  12.36    9.98    9.75    7.79    7.76    6.51    6.51   11.22     10.52
       90        16.30    14.63      13.66  12.81   10.08    9.89    7.80    7.78    6.51    6.51   11.63     10.92
----------------------------------------------------------------------------------------------------------------------



                 INITIAL MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                                VARIABLE PAYOUT BASED ON 5% AIR

                                            OPTION 3
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      4.27     4.33      4.38     4.42      4.44     4.45      4.46
            40      4.30     4.41      4.51     4.60      4.66     4.70      4.72
            50      4.33     4.47      4.65     4.85      5.00     5.10      5.15
            60      4.34     4.51      4.76     5.10      5.46     5.74      5.89
            70      4.35     4.53      4.83     5.30      5.96     6.67      7.18
            80      4.35     4.54      4.86     5.41      6.34     7.72      9.16
            90      4.36     4.55      4.88     5.46      6.54     8.54     11.54
               -------------------------------------------------------------------

                                            OPTION 4
                                        5 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      4.27     4.33      4.38     4.42      4.44     4.45      4.46
            40      4.30     4.41      4.51     4.60      4.66     4.70      4.72
            50      4.33     4.47      4.65     4.85      5.00     5.10      5.15
            60      4.34     4.51      4.76     5.10      5.46     5.74      5.88
            70      4.35     4.53      4.83     5.30      5.95     6.67      7.16
            80      4.35     4.54      4.86     5.41      6.33     7.70      9.04
            90      4.36     4.55      4.88     5.46      6.53     8.47     11.16
               -------------------------------------------------------------------

                                            OPTION 4
                                        10 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      4.27     4.33      4.38     4.42      4.44     4.45      4.46
            40      4.30     4.41      4.51     4.60      4.66     4.70      4.71
            50      4.33     4.47      4.65     4.84      5.00     5.10      5.14
            60      4.34     4.51      4.76     5.10      5.45     5.72      5.84
            70      4.35     4.53      4.83     5.29      5.94     6.60      6.98
            80      4.35     4.54      4.86     5.40      6.29     7.50      8.43
            90      4.35     4.54      4.87     5.44      6.45     8.04      9.58
               -------------------------------------------------------------------

                                            OPTION 4
                                        15 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      4.27     4.33      4.38     4.42      4.44     4.45      4.45
            40      4.30     4.41      4.51     4.60      4.66     4.69      4.70
            50      4.33     4.47      4.65     4.84      4.99     5.08      5.10
            60      4.34     4.51      4.76     5.09      5.43     5.66      5.73
            70      4.35     4.53      4.82     5.28      5.88     6.41      6.61
            80      4.35     4.54      4.85     5.37      6.16     7.02      7.42
            90      4.35     4.54      4.86     5.39      6.24     7.24      7.76
               -------------------------------------------------------------------

                                            OPTION 4
                                        20 YEARS MINIMUM
FEMALE AGE            30       40        50       60        70       80        90
MALE AGE
               -------------------------------------------------------------------
            30      4.27     4.33      4.38     4.41      4.44     4.44      4.45
            40      4.30     4.41      4.51     4.60      4.65     4.68      4.68
            50      4.33     4.47      4.65     4.84      4.98     5.04      5.04
            60      4.34     4.50      4.75     5.07      5.38     5.54      5.56
            70      4.35     4.52      4.81     5.24      5.74     6.07      6.13
            80      4.35     4.53      4.83     5.30      5.91     6.37      6.46
            90      4.35     4.53      4.83     5.31      5.94     6.41      6.51
               -------------------------------------------------------------------